                                                                    EXHIBIT 99.1


                            ROCK-TENN COMPANY REPORTS
                   FISCAL FOURTH QUARTER AND YEAR END RESULTS

Norcross, Ga., October 26, 2000 - Rock-Tenn Company (NYSE:RKT) today reported net sales and earnings for the fourth fiscal quarter and year ended September 30, 2000.

FOURTH QUARTER

Net sales for the fourth fiscal quarter increased 4.8% to a record $376.0 million, compared to net sales of $358.7 million in the same quarter last year. This sales increase was the result of higher volumes of promotional displays, specialty corrugated packaging and plastic packaging and higher prices for paperboard as compared to the fourth quarter of last year.

Net income was $6.1 million or $.18 per diluted share in the fourth quarter of fiscal 2000 compared to $12.2 million or $.35 per diluted share in the same quarter last year.

Net income, excluding plant closing costs, equipment write-downs and severance costs, was $9.5 million or $.28 per diluted share in the fourth quarter. Net income, excluding plant closing costs, was $12.8 million or $.36 per diluted share in the same quarter last year.

Packaging Products segment sales in the fourth fiscal quarter increased 6.2% to $253.0 million, a new record compared to $238.3 million in the fourth quarter of fiscal 1999. Packaging Products segment operating income, excluding charges related to plant closings, was $15.4 million in the fourth fiscal quarter of 2000. Paperboard segment sales in the fourth fiscal quarter increased slightly to $114.0 million compared to $112.0 million in the prior year's fourth quarter. Paperboard segment operating income was $8.8 million. The segment consisting of our Laminated Paperboard, Plastic Packaging and Recycled Fiber divisions had sales and operating income in the fourth fiscal quarter of $74.9 million and $2.0 million, respectively.

FISCAL YEAR 2000

Net sales for the year ended September 30, 2000 increased 15.4% to $1.5 billion compared to $1.3 billion in the prior year.

Net loss for the year ended September 30, 2000 was $15.9 million or $.46 per diluted share compared to net income of $39.7 million or $1.13 per diluted share in the prior year.

Fiscal 2000 net income, excluding asset impairment charges, plant closing costs, equipment write-downs, severance costs and expected losses under a sales contract, was $35.4 million or $1.02 per diluted share. Net income for fiscal 1999, excluding plant closing costs, was $44.0 million or $1.25 per diluted share.

Packaging Products segment sales for fiscal 2000 increased 10% to $964.4 million from to $876.4 million in fiscal 1999. Packaging Products segment operating income, excluding plant closing costs, was $57.1 million for fiscal 2000. Paperboard segment sales for fiscal 2000 increased 12% to $466.4 million from $416.4 million in fiscal 1999. Paperboard segment operating income was $39.8 million. The segment consisting of our Laminated Paperboard, Plastic Packaging and Recycled Fiber divisions increased 18% to $308.6 million for fiscal 2000 compared to $261.0 million in fiscal 1999. Operating income for this segment in fiscal 2000 was $13.9 million.

During fiscal 2000, Rock-Tenn purchased over 2.1 million shares of company common stock at a cost of $22.2 million, or an average cost of $10.47 per share. Current Board authorizations provide for the repurchase of up to an additional 362,832 shares of common stock.

James A. Rubright, Chief Executive Officer, commented, "The fourth fiscal quarter marked an improvement over the preceding quarter as a result of enhanced operating efficiencies in our folding carton division, where restructuring actions implemented earlier this year are paying strong dividends. Our Paperboard segment results were impacted by lower production of uncoated paperboard, high-energy costs, operating issues at one of our coated mills and volume weakness in our laminated paperboard products business."

"Sales in our specialty corrugated packaging and display business increased 32% to $233.5 million during fiscal 2000, including a 36% increase to $153.2 million in our Alliance Display business. Alliance significantly increased its design and marketing staff in fiscal 1999 and opened two new contract packing facilities in fiscal 1999 and fiscal 2000 that contributed to its continued growth in fiscal 2000. Sales in our plastics business increased 33% to $63.6 million during fiscal 2000, and were up 51% to $19.8 million in the fourth fiscal quarter over the same period of the prior year as sales of our DurafreshTM line of modified atmosphere packaging for case ready meats accelerated in the fourth quarter."

Mr. Rubright continued, "The higher level of capital expenditures of $94.6 million recorded in fiscal 2000 exceeded our depreciation and amortization of $77.1 million and reflects our strong investment in our growth businesses, our commitment to increasing the quality and versatility of our paperboard mills and capital investments in our folding carton division associated with our restructuring earlier this year. We anticipate capital expenditures to remain at similar levels in fiscal 2001 as we continue to fuel growth in our specialty corrugated packaging and Alliance Display business and our plastic packaging businesses."

"Demand continues to be strong in our coated paperboard business and packaging businesses as we begin fiscal 2001. We expect that results for the mills will be impacted by significantly higher energy costs at least during the fall and winter months and soft markets for uncoated paperboard. We also see some softening of demand in the specialty corrugated packaging markets. We expect continued strong seasonally adjusted growth in our display business and our plastic packaging business. Based on these conditions we would expect earning in the first fiscal quarter of 2001, not including remaining closing costs from plants closed in fiscal 2000, of between $.23 and $.27 per share."

Statements herein regarding expected capital expenditures in fiscal 2001, expected levels of demand and the impact of higher energy costs constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934. Such statements are subject to certain risks and uncertainties that could cause actual amounts to differ materially from those projected. With respect to these statements the Company has made assumptions regarding projected energy and raw material costs and price levels, all of which are volatile, the amount and timing of purchases by customers and the timing and effects on operations of capital expenditures. The forward-looking statements are subject to certain risks including, among others, that the foregoing assumptions are inaccurate. Further, these forward-looking statements are subject to a number of general risks including, among others, decreases in demand for the Company's products, increases in raw material costs, fluctuations in selling prices and adverse changes in general market and industry conditions. Management believes its estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations.

Rock-Tenn Company is one of North America's leading manufacturers of packaging, 100% recycled paperboard and laminated paperboard products, with sales of approximately $1.5 billion and over 70 manufacturing operations in the United States, Canada, Mexico and Chile.

The Company will host a conference call to discuss its fourth quarter and year-end results and other topics that may be raised during the discussion at 11:00 a.m., EDT, on Thursday, October 26, 2000. The conference call will be webcast and can be accessed at www.rocktenn.com. You will be required to register prior to hearing the live webcast.


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

                                ROCK-TENN COMPANY
                       FINANCIAL AND OPERATING HIGHLIGHTS
                                   (UNAUDITED)
              (IN THOUSANDS, EXCEPT PER SHARE AND TONNAGE AMOUNTS)

                                                                  Three Months Ended                Twelve Months Ended
                                                            September 30,     September 30,    September 30,    September 30,
                                                                2000             1999             2000              1999
-----------------------------------------------------------------------------------------------------------------------------
NET SALES:
   Packaging Products Segment                                $   253,039      $   238,283      $   964,358      $   876,396
   Paperboard Segment                                            113,999          112,001          466,415          416,428
   Laminated Paperboard, Plastic Packaging
      and Recycled Fiber Segment                                  74,891           74,672          308,568          260,994
   Intersegment Eliminations                                     (65,947)         (66,222)        (276,053)        (240,447)
                                                             -----------      -----------      -----------      -----------

TOTAL NET SALES                                              $   375,982      $   358,734      $ 1,463,288      $ 1,313,371
                                                             ===========      ===========      ===========      ===========

NET INCOME (LOSS)                                            $     6,125      $    12,214      $   (15,916)     $    39,698
                                                             ===========      ===========      ===========      ===========

Diluted Earnings (Loss) Per Share                            $      0.18      $      0.35      $     (0.46)     $      1.13
                                                             ===========      ===========      ===========      ===========

Weighted Average Common Shares
   Outstanding - Diluted                                          33,723           35,337           34,524           35,207
                                                             ===========      ===========      ===========      ===========

SEGMENT OPERATING MARGIN:
   Packaging Products Segment                                        6.1%             8.0%             5.9%             6.9%
   Paperboard Segment                                                7.8%            11.3%             8.5%            12.5%
   Laminated Paperboard, Plastic Packaging
      and Recycled Fiber Segment                                     2.6%             4.7%             4.5%             2.6%

TONNAGE DATA:
Paperboard Shipped (in tons)                                     262,949          287,255        1,116,965        1,099,971


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

                                ROCK-TENN COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

---------------------------------------------------------------------------------------------------------------------------
                                                              FOR THE THREE MONTHS ENDED       FOR THE TWELVE MONTHS ENDED
                                                            September 30,     September 30,   September 30,   September 30,
                                                                 2000             1999             2000           1999
---------------------------------------------------------------------------------------------------------------------------
NET SALES                                                    $   375,982      $   358,734      $ 1,463,288      $ 1,313,371

Cost of Goods Sold                                               302,995          278,907        1,174,837        1,019,214
---------------------------------------------------------------------------------------------------------------------------

Gross Profit                                                      72,987           79,827          288,451          294,157
Selling, General and Administrative Expenses                      42,627           46,288          177,961          170,779
Amortization of Goodwill                                           2,177            2,353            9,069            9,410
Plant Closing and Other Costs                                      5,555            1,031           65,630            6,932
---------------------------------------------------------------------------------------------------------------------------
Income from Operations                                            22,628           30,155           35,791          107,036
Interest Expense                                                 (10,192)          (7,557)         (35,575)         (31,179)
Interest and Other Income                                            110               91              418              391
Minority Interest in Income of
       Consolidated Subsidiary                                    (1,174)          (1,432)          (4,980)          (5,995)
---------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                 11,372           21,257           (4,346)          70,253

PROVISION FOR INCOME TAXES                                         5,247            9,043           11,570           30,555
---------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                            $     6,125      $    12,214      $   (15,916)     $    39,698
---------------------------------------------------------------------------------------------------------------------------
Weighted Average Common Shares
       Outstanding-Diluted                                        33,723           35,337           34,524           35,207
---------------------------------------------------------------------------------------------------------------------------
Diluted Earnings (Loss) Per Share                            $      0.18      $      0.35      $     (0.46)     $      1.13
===========================================================================================================================

                                ROCK-TENN COMPANY
                          INDUSTRY SEGMENT INFORMATION
                                   (UNAUDITED)
                       (IN THOUSANDS, EXCEPT TONNAGE DATA)

============================================================================================================================
                                                              FOR THE THREE MONTHS ENDED       FOR THE TWELVE MONTHS ENDED
                                                             September 30,   September 30,    September 30,    September 30,
                                                                 2000             1999            2000              1999
----------------------------------------------------------------------------------------------------------------------------
NET SALES:

Packaging Products Segment                                   $   253,039      $   238,283      $   964,358      $   876,396
Paperboard Segment                                               113,999          112,001          466,415          416,428
Laminated Paperboard, Plastic Packaging
   and Recycled Fiber Segment                                     74,891           74,672          308,568          260,994
Intersegment Eliminations                                        (65,947)         (66,222)        (276,053)        (240,447)
---------------------------------------------------------------------------------------------------------------------------

TOTAL                                                        $   375,982      $   358,734      $ 1,463,288      $ 1,313,371
---------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE TAXES:

Packaging Products Segment                                   $    15,441      $    19,097      $    57,096      $    60,646
Paperboard Segment                                                 8,845           12,672           39,787           52,261
Laminated Paperboard, Plastic Packaging
   and Recycled Fiber Segment                                      1,977            3,506           13,937            6,904
---------------------------------------------------------------------------------------------------------------------------

Segment Income                                                    26,263           35,275          110,820          119,811

LIFO and Intercompany Profit                                         819           (1,167)          (5,275)            (167)
Plant Closing and Other Costs                                     (5,555)          (1,031)         (65,630)          (6,932)
Other Non-Allocated Expense                                        1,101           (2,922)          (4,124)          (5,676)
Interest Expense                                                 (10,192)          (7,557)         (35,575)         (31,179)
Interest and Other Income                                            110               91              418              391
Minority Interest in Income of
      Consolidated Subsidiary                                     (1,174)          (1,432)          (4,980)          (5,995)
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                                        $    11,372      $    21,257      $    (4,346)     $    70,253
===========================================================================================================================
Paperboard Shipped (in tons)                                     262,949          287,255        1,116,965        1,099,971
===========================================================================================================================


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


                                ROCK-TENN COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

=============================================================================================================
                                                                         FOR THE TWELVE MONTHS ENDED
                                                                  September 30, 2000      September 30, 1999
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                       $ (15,916)               $  39,698

Items in income not affecting cash:
Depreciation and amortization                                              77,061                   72,475
Deferred income taxes                                                         316                    3,383
(Gain) loss on disposal of property, plant and equipment                     (517)                     746
Minority interest in income of consolidated subsidiary                      4,980                    5,995
Impairment loss and other non-cash charges                                 49,700                       --

Net changes in operating assets and liabilities                           (13,180)                  (9,881)
-------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                     102,444                  112,416
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

Net additions (repayments) to revolving credit facilities                  32,147                   (7,000)
Additions to long-term debt                                                 5,454                    3,034
Repayments of long-term debt                                               (1,626)                  (5,527)
Debt issuance costs                                                        (1,811)                     (80)
Sales of common stock                                                       3,748                    3,148
Purchases of common stock                                                 (22,245)                      --
Cash dividends paid to shareholders                                       (10,384)                 (10,450)
Distribution to minority interest                                          (5,425)                  (5,950)
-------------------------------------------------------------------------------------------------------------
CASH USED FOR FINANCING ACTIVITIES                                           (142)                 (22,825)
-------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:

Cash contributed to joint venture                                          (7,133)                      --
Capital expenditures                                                      (94,640)                 (92,333)
Proceeds from sale of property, plant and equipment                         2,209                    1,127
Increase in unexpended industrial revenue bond proceeds                    (1,779)                      --
-------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                       (101,343)                 (91,206)
-------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash                                       (48)                     384

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              911                   (1,231)

Cash and cash equivalents:
Beginning of period                                                         4,538                    5,769
-------------------------------------------------------------------------------------------------------------
End of period                                                           $   5,449                $   4,538
-------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
     Income taxes (net of refunds)                                      $  16,655                $  28,899
     Interest (net of amounts capitalized)                                 36,228                   31,190
=============================================================================================================

                                ROCK-TENN COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

========================================================================================
                                                 SEPTEMBER 30,            SEPTEMBER 30,
                                                      2000                     1999
----------------------------------------------------------------------------------------
ASSETS:
Cash and cash equivalents                          $    5,449               $    4,538

Receivables - net                                     156,155                  139,034

Inventories - at LIFO cost                             99,589                   94,501

Other current assets                                    8,050                    5,308
----------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                  269,243                  243,381
----------------------------------------------------------------------------------------
Property, plant and equipment - net                   592,538                  592,739

Intangible and other assets                           297,182                  325,350
----------------------------------------------------------------------------------------
TOTAL ASSETS                                       $1,158,963               $1,161,470
========================================================================================

LIABILITIES AND
SHAREHOLDERS' EQUITY:

Current maturities of long-term debt               $   20,328               $   41,435

Other current liabilities                             140,047                  127,475
----------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                             160,375                  168,910
----------------------------------------------------------------------------------------
Long-term debt                                        514,492                  457,410

Deferred income taxes                                  81,384                   85,631

Other long-term items                                  16,409                   17,355

Shareholders' equity                                  386,303                  432,164
----------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY                               $1,158,963               $1,161,470
========================================================================================

ROCK-TENN COMPANY QUARTERLY STATISTICS

                AVERAGE    AVERAGE      AVERAGE    UNCOATED      COATED     MEDIUM                    AVERAGE
                  PRICE      PRICE        PRICE        TONS        TONS       TONS    TOTAL TONS    RECOVERED   DILUTED        CASH
             PAPERBOARD     MEDIUM     ALL TONS     SHIPPED     SHIPPED    SHIPPED       SHIPPED   PAPER COST       EPS   GENERATED
             ----------     ------     --------     -------     -------    -------       -------   ----------       ---   ---------
1Q 1998             420        330          406     117,274     124,689     45,025       286,988           70      0.25      12,378
2Q 1998             420        347          408     114,346     121,867     45,630       281,843           68      0.28      30,709
3Q 1998             417        338          405     112,466     112,927     40,748       266,141           59      0.34      43,135
4Q 1998             414        318          398     110,242     109,721     43,936       263,899           58      0.34      39,466
             ----------------------------------------------------------------------------------------------------------------------
FISCAL 1998         418        332          404     454,328     469,204    175,339     1,098,871           64      1.20     125,688
             ----------------------------------------------------------------------------------------------------------------------

1Q 1999             403        288          384     109,100     112,641     45,163       266,904           53      0.25      47,188
2Q 1999             399        328          387     110,147     108,401     43,470       262,018           52      0.25       4,404
3Q 1999             398        340          389     119,531     118,926     45,337       283,794           58      0.28      28,449
4Q 1999             406        388          398     122,350     120,141     44,764       287,255           76      0.35      32,375
             ----------------------------------------------------------------------------------------------------------------------
FISCAL 1999         401        336          391     461,128     460,109    178,734     1,099,971           60      1.13     112,416
             ----------------------------------------------------------------------------------------------------------------------

1Q 2000             420        386          415     119,446     123,114     42,371       284,931           83      0.24      12,852
2Q 2000             426        403          423     122,240     127,569     44,689       294,498           91     (0.96)     16,624
3Q 2000             445        419          441     115,070     118,616     40,901       274,587          108      0.07      32,983
4Q 2000             449        407          443     102,628     118,068     42,253       262,949           88      0.18      39,985
             ----------------------------------------------------------------------------------------------------------------------
FISCAL 2000         435        403          430     459,384     487,367    170,214     1,116,965           92     (0.46)    102,444
             ----------------------------------------------------------------------------------------------------------------------



               PACKAGING  PACKAGING  RETURN ON  PAPERBOARD   PAPERBOARD   RETURN ON      LPR*     LPR*   RETURN ON  NON-ALLOCATED
                   SALES     INCOME      SALES       SALES       INCOME       SALES     SALES   INCOME       SALES       EXPENSES
                   -----     ------      -----       -----       ------       -----     -----   ------       -----       --------
1Q 1998          211,108      9,068       4.3%     113,156       16,939       15.0%    70,018      416        0.6%           (806)
2Q 1998          215,584      9,974       4.6%     111,120       17,374       15.6%    72,672    2,346        3.2%         (1,732)
3Q 1998          214,786     11,688       5.4%     104,938       17,945       17.1%    66,365    1,924        2.9%         (1,443)
4Q 1998          220,302     16,409       7.4%     102,035       14,775       14.4%    68,383    1,709        2.5%         (1,714)
              --------------------------------------------------------------------------------------------------------------------
FISCAL 1998      861,780     47,139       5.5%     431,249       67,033       15.4%   277,438    6,395        2.3%         (5,695)
              --------------------------------------------------------------------------------------------------------------------

1Q 1999          210,740     13,901       6.6%     100,198       13,560       13.5%    59,957      136        0.2%         (2,272)
2Q 1999          209,108     13,972       6.7%      97,197       10,722       11.0%    61,007    1,533        2.5%         (1,289)
3Q 1999          218,265     13,676       6.3%     107,032       15,307       14.3%    65,358    1,729        2.6%         (4,094)
4Q 1999          238,283     19,097       8.0%     112,001       12,672       11.3%    74,672    3,506        4.7%         (5,120)
              --------------------------------------------------------------------------------------------------------------------
FISCAL 1999      876,396     60,646       6.9%     416,428       52,261       12.5%   260,994    6,904        2.6%        (12,775)
              --------------------------------------------------------------------------------------------------------------------

1Q 2000          230,022     11,171       4.9%     115,130       13,679       11.8%    70,698    3,205        4.5%         (3,558)
2Q 2000          238,701     14,228       6.0%     120,321       10,985        9.1%    80,777    4,954        6.1%        (57,260)
3Q 2000          242,596     16,256       6.7%     116,965        6,278        5.4%    82,202    3,801        4.6%        (10,576)
4Q 2000          253,039     15,441       6.1%     113,999        8,845        7.8%    74,891    1,977        2.6%         (3,635)
              --------------------------------------------------------------------------------------------------------------------
FISCAL 2000      964,358     57,096       5.9%     466,415       39,787        8.5%   308,568   13,937        4.5%        (75,029)
              --------------------------------------------------------------------------------------------------------------------


*This column includes combined information on the Company's Laminated Paperboard Products, Plastic Packaging and Recycled Fiber Divisions.